EXHIBIT 10.31

THE ISSUANCE OF THIS PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CRYOPORT, INC.

US $_____________

This Promissory Note (the “Note”) is issued as of _____________ by Cryoport, Inc., a Nevada corporation (the “Company”), to ____________________ (together with its permitted successors and assigns, the “Holder”) with an address of 2045 Maidstone Farm Road, Annapolis, MD 21409, pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. The Company hereby promises to pay the principal sum of US $_____________ pursuant to the terms hereof and to pay interest to the Holder on such principal balance from the date hereof. From the date hereof through the date of payment, interest shall accrue at the rate of eight percent (8%) per annum, on a non-compounded basis. Provided, however, if at any time and for any reason whatsoever, the interest rate payable on this Note exceeds the maximum rate of interest permitted to be charged by the Holder to the Company under applicable law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum permitted rate of interest shall be deemed a voluntary prepayment of principal.

Section 1.02 Maturity Date. All unpaid principal and accrued interest hereunder shall be paid on December 31, 2013.

Section 1.03 Conversion to Equity Options. The Company is currently in negotiations with prospective investors for the issuance by the Company of equity securities. These securities may be common stock or preferred stock and may or may not involve the issuance of warrants to purchase equity in the Company. The terms of such equity securities have yet to be established and there can be no assurance that such equity securities will be issued. In the event, however, that the Company shall issue one or more types of equity securities (a “Transaction”) before the maturity of this Note, the Company shall in each event notify the Holder in writing within ten (10) days of such issuance of the terms of the Transaction and the Holder shall have the option until the later of (a) ten (10) days after such notice or (b) December 15, 2013 to elect in writing to convert all or a portion of the principal and accrued interest under this Note into the equity securities that were issued by the Company on the same terms that the Company issued said securities in such Transaction. The Company shall not issue fractional shares upon a conversion. If the application of the Conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share. Any amount due under this Note that is converted into such shares shall be deemed paid and satisfied.

Section 1.04 Issuance of Warrants. Concurrently with the issuance of this Note, the Company is also issuing to the Holder a warrant to purchase a certain number of shares of common stock of the Company.

ARTICLE II.

No Prepayment. This Note may not be prepaid by the Company without the express written consent of the Holder.

ARTICLE III.

Section 3.01 Re-issuance of Note. Should the Holder elect to convert a part, but not all, of the unpaid principal amount then owing to the Holder under this Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the accrued unpaid interest which was not converted.

Section 3.02 Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to:

If to the Company:	Cryoport, Inc.
20382 Barents Sea Circle
Lake Forest, CA 92101

Section 3.03 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the state of Nevada without giving effect to the principals of conflict of laws thereof.

Section 3.04 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 3.05 Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 3.06. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 3.07 Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

Section 3.08 Legal Holidays. In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

CRYOPORT, INC.

By:

a duly authorized officer